Exhibit 10.35
AMENDMENT TO
EMPLOYMENT AGREEMENT
This Amendment (“Amendment”) to the Employment Agreement (“Employment Agreement”) by and between Arcutis Biotherapeutics, Inc., a Delaware corporation (the “Company”) and Matthew R. Moore (the “Executive”) dated as of December 18, 2020, is entered into by the Company and the Executive on, and to be effective as of February 22, 2024. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Employment Agreement.
W I T N E S S E T H
WHEREAS, the parties hereto desire to amend the Employment Agreement on the terms set forth herein, including amending the terms of the performance-based equity grant as described hereunder.
NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained in the Employment Agreement and herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:
1.Section 2(c)(ii) of the Employment Agreement is amended and restated as follows:
“ii. Performance-Based Equity. An equity grant for (i) an option to purchase twelve thousand five hundred (12,500) shares of the Company’s common stock (the “Performance-Based Stock Option”) at a per-share exercise price equal to the fair market value of a share of the Company’s common stock on the date of grant (the closing price of the Company’s common stock as reported on the Nasdaq Global Select Market on the date of grant), and (ii) fourth thousand one hundred sixty six (4,166) Performance Restricted Stock Units (the “PSUs”). The Performance Based Stock Option and the PSUs will have the following performance criteria and vesting terms (once the performance criteria is certified as being achieved by the Compensation Committee):
(1)Upon conclusion of a deal to out-license roflumilast in China, 12,500 options will commence vesting at a rate of 2.0833% per month so long as you remain employed by the Company through the applicable monthly vesting date; and
(2)Upon conclusion of a deal to out-license roflumilast in Japan, 4,166 restricted share units will commence vesting at a rate of 8.3333% in quarterly (i.e., 3 mos.) installments, with vesting aligning with the first day of the second month of each calendar quarter (i.e., Feb. 1, May 1, Aug. 1, Nov. 1). The first vesting installment will be the next quarterly vesting date immediately after performance achievement is certified by the Compensation Committee, and subsequent installments will continue to vest so long as you remain employed by the Company thorough the applicable vesting date.

2.The last paragraph of Section 2 of the Employment Agreement is hereby amended and restated as follows:
The Stock Options, Performance-Based Stock Options and PSUs will otherwise be subject to the terms and conditions of the Company’s 2020 Employment Inducement Plan (the “Plan”) and a stock option agreement and/or restricted stock agreement(s) to be entered into between you and the Company. You may be eligible to receive such future stock options or restricted stock

Exhibit 10.35
unit grants as the Board of Directors of the Company shall deem appropriate; however, the grant of such options or restricted stock units by the Company is not a promise of compensation and is not intended to create any obligation on the part of the Company.

Except as amended hereunder, all other terms and conditions of the Employment Agreement shall remain in full force and effect. This Amendment may be executed in counterparts, each of which shall be an original, with the same effect as of the signatures hereto and thereto were upon the same instrument.
IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.

Arcutis Biotherapeutics, Inc.

By: ___/s/ T. Frank Watanabe_____            ___/s/ Matthew R. Moore_____
Name: T. Frank Watanabe                Name: Matthew R. Moore
Title: President and Chief Executive Officer        Title: Sr. Vice President & Chief Business Officer
Date:            Date: